                                                                    Exhibit 4.18


                   12 1/8% SERIES B SENIOR REDEEMABLE EXCHANGEABLE
                               PREFERRED STOCK DUE 2004

                            REGISTRATION RIGHTS AGREEMENT


                             Dated as of October 2, 1997

                                     by and among

                         EchoStar Communications Corporation
                                   the ("Company")

                                         and

                             Donaldson, Lufkin & Jenrette
                                Securities Corporation
                                         and
                                Lehman Brothers Inc.,
                              (as "Initial Purchasers")

         This Registration Rights Agreement (this "REGISTRATION RIGHTS AGREEMENT") is made and entered into as of October 2, 1997 by and among EchoStar Communications Corporation, a Nevada corporation (the "COMPANY"), and Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc. (each, an "INITIAL PURCHASER" and, together, the "INITIAL PURCHASERS"), each of whom has agreed to purchase the Company's 121/8% Series B Senior Redeemable Exchangeable Preferred Stock due 2004 (the "SENIOR PREFERRED STOCK") pursuant to the Purchase Agreement.

         This Registration Rights Agreement is made pursuant to the Purchase Agreement, dated September 26, 1997 (the "PURCHASE AGREEMENT"), by and among the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Senior Preferred Stock, the Company has agreed to provide the registration rights set forth in this Registration Rights Agreement. The execution and delivery of this Registration Rights Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 2 of the Purchase Agreement.

         The parties hereby agree as follows:


SECTION 1.    DEFINITIONS

         As used in this Registration Rights Agreement, the following capitalized terms shall have the following meanings:

         ACT:  The Securities Act of 1933, as amended.

         ADVICE:  As defined in Section 5 hereof.

         BROKER-DEALER:  Any broker or dealer registered under the Exchange
Act.

         CERTIFICATE OF DESIGNATION: The certificate of designation filed by the Company with the Secretary of State of Nevada for the authorization of the Senior Preferred Stock and also (if applicable) for the authorization of the Series C Preferred Stock.

         CLOSING DATE:  The date of this Registration Rights Agreement.

         COMMISSION:  The Securities and Exchange Commission.


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         COMPANY:  As defined in the preamble hereto.

         CONSUMMATE: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Registration Rights Agreement upon the occurrence of: (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Registered Securities to be issued in the Exchange Offer, (ii) the maintaining of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 2(b) hereof, and (iii) the delivery by the Company to the Registrar under the Exchange Indenture or the Certificate of Designation of Registered Securities in the same aggregate principal amount or liquidation preference as the aggregate principal amount or liquidation preference of the Nonregistered Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

         CONTROLLING PERSON:  As defined in Section 7(a)(ii) hereof.

         DAMAGES PAYMENT DATE: With respect to the Initial Securities, each Dividend Payment Date or Interest Payment Date, as the case may be.

         DIVIDEND PAYMENT DATE:  As defined in the Certificate of Designation.

         EFFECTIVENESS TARGET DATE:  As defined in Section 5 hereof.

         EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

         EXCHANGE INDENTURE: The indenture, a form of which is attached as Exhibit B to the Purchase Agreement, between the Company and the Trustee, pursuant to which the Senior Exchange Notes are to be issued, as such indenture may be amended or supplemented from time to time in accordance with the terms thereof.

         EXCHANGE OFFER: The transaction by which the Company requires the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities for Registered Securities pursuant to the Exchange Offer Registration Statement in any of the following manners: with respect to the exchange of:

(i) Registered Preferred Stock in an aggregate liquidation preference amount equal to the aggregate liquidation preference amount of the Nonregistered Preferred Stock tendered in such exchange offer by such Holders or
(ii) Registered Exchange Notes (A) in an aggregate principal amount equal to the aggregate liquidation preference amount of the Nonregistered Preferred Stock tendered in such exchange offer, if any, by such Holders or (B) in an aggregate principal amount equal to the aggregate principal amount of the Nonregistered Exchange Notes tendered in such exchange offer, if any, by such Holders.

         EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         EXEMPT RESALES: The transactions in which the Initial Purchasers propose to sell the Nonregistered Securities to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1),
(2), (3) and (7) of Regulation D under the Act ("ACCREDITED INSTITUTIONS").

         HOLDER:  Any Person who owns Transfer Restricted Securities.

         INDEMNIFIED HOLDER:  As defined in Section 7(a) hereof.

         INITIAL PURCHASER and INITIAL PURCHASERS: As defined in the preamble hereto.

         INTEREST PAYMENT DATE:  As defined in the Exchange Indenture.

         LOSSES:  As defined in Section 7(a) hereof.

         NASD:  National Association of Securities Dealers, Inc.

         NONREGISTERED EXCHANGE NOTES: The Company's 121/8% Senior Exchange Notes due 2004, which will have substantially the same rights and preferences as the Senior Exchange Notes, which are Transfer Restricted Securities.

         NONREGISTERED PREFERRED STOCK: Either the Senior Preferred Stock or the Series C Preferred Stock to the extent such are Transfer Restricted Securities.

         NONREGISTERED SECURITIES: The Nonregistered Preferred Stock and the Nonregistered Exchange Notes.

         PERSON: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         PROSPECTUS: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         PURCHASE AGREEMENT: As defined in the preamble hereto.

         RECORD HOLDER: With respect to any Dividend Payment Date or Interest Payment Date, as the case may be, each Person who is a Holder of Nonregistered Securities on the record date with respect to such Dividend Payment Date or Interest Payment Date, as the case may be.

         REGISTERED EXCHANGE NOTES:  The Company's 12 1/8% Senior Exchange
Notes due 2004, which will have substantially the same rights and preferences as the Senior Exchange Notes, to be issued pursuant to the Exchange Offer.

         REGISTERED PREFERRED STOCK: The series of the Company's Senior Preferred Stock or the Series C Preferred Stock, as appropriate, to be issued pursuant to the Exchange Offer Registration Statement.

         REGISTRATION DEFAULT:  As defined in Section 4 hereof.

         REGISTRATION RIGHTS AGREEMENT: As defined in the preamble hereto.

         REGISTRATION SECURITIES: The Registered Preferred Stock and the Registered Exchange Notes.

         REGISTRATION STATEMENT: The Exchange Registration Statement and the Shelf Registration Statement, as applicable, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         SECURITIES: The Nonregistered Securities and the Registered Securities, as appropriate.

         SENIOR EXCHANGE NOTES: The Company's 121/8% Senior Exchange Notes due 2004 to be issued pursuant to the Indenture in the Exchange Offer.

         SENIOR PREFERRED STOCK: As defined in the preamble hereto.

         SERIES C PREFERRED STOCK: The Company's 12 1/8% Series C Senior Exchangeable Redeemable Preferred Stock due 2004, which will have substantially the same rights and preferences as the Senior Preferred Stock, to be issued pursuant to the Certificate of Designation, or any subsequent series of Nonregistered Preferred Stock into which such preferred stock is exchanged if Series C has previously been issued for any other purpose.

         SHELF FILING DEADLINE:  As defined in Section 4 hereof.

         SHELF REGISTRATION STATEMENT:  As defined in Section 3 hereof.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         TRANSFER RESTRICTED SECURITIES: Each Nonregistered Security, until the earliest to occur of (a) the date on which such Nonregistered Security is exchanged by a Person other than a Broker-Dealer for an Exchange Security in the Exchange Offer and, as a result, is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) following the exchange by a Broker-Dealer in the Exchange Offer of a Nonregistered Security for a Registered Security, the date on which such Registered Security is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Security has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement, (d) the date on which such Security is distributed to the public pursuant to Rule 144 under the Act (or any similar provision than in effect) or is saleable pursuant to Rule 144(k) under the Act, and (e) the date upon which such Security ceases to be outstanding.

         TRUSTEE: The Person to be trustee under the Exchange Indenture as such Person may be appointed by the Company.

         UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public pursuant to the Act.


SECTION 2.    REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company shall (i) cause to be filed with the Commission on or prior to 45 days after the Closing Date, a Registration Statement under the Act relating to the Registered Securities and the Exchange Offer, (ii) use commercially reasonable efforts to cause such Registration Statement to become effective on or prior to 150 days after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings in connection with the registration and qualification of the Registered Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer and use commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 180 days after the Closing Date. The Exchange Offer shall be on the appropriate form permitting registration of the Registered Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Securities held by Broker-Dealers as contemplated by Section 2(c) below.

         (b) The Company shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer, provided, however, that in no event shall such period be less than 10 nor more than 60 business days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Securities shall be included in the Exchange Offer Registration Statement. The Company shall use its comedically reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days thereafter.

         (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Nonregistered Securities which are Transfer Restricted Securities and which were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Nonregistered Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Registered Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Registration Rights Agreement.

         The Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 5(c) below to the extent necessary to ensure that it is available for resales of Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Registration Rights Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer Registration Statement is declared effective.

         The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such one-year period in order to facilitate such resales.

SECTION 3.    SHELF REGISTRATION

         (a) SHELF REGISTRATION. If (i) the Company is not required to file an Exchange Offer Registration Statement or permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 5(a) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 business days of the Consummation of the Exchange Offer (A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that such Holder may not resell the Registered Securities acquired by it in the Exchange Offer to the public without delivering a Prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) that such Holder is a Broker-Dealer and holds Nonregistered Securities acquired directly from the Company or one of its affiliates, then the Company shall

              (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") on or prior to the earliest to occur of the 150th day after the Closing Date (the "SHELF FILING DEADLINE"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 3(b) hereof; and

              (y) use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 30th day after the Shelf Filing Deadline.

The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 5(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Registration Rights Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period constituting the earlier of the date transfer restrictions are no longer applicable to any Transfer Restricted Securities and three years following the Closing Date.

         (b)  PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH
THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Registration Rights Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefore, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to
Section 4 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 4.    LIQUIDATED DAMAGES

         (a) If (1)(i) the Company fails to file the Exchange Offer with the Commission on or prior to 45 days after the Closing Date, (ii) the Exchange Offer Registration Statement has not been declared effective by the Commission on or prior to 150 days after the Closing Date, (iii) the Exchange Offer has not been Consummated within 180 days after the Closing Date with respect to the Exchange Offer Registration Statement, or (iv) a Shelf Registration Statement has not been declared effective within 150 days after the Closing Date (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"),

         (2) the Company hereby agrees to pay liquidated damages to each Holder of Transfer Restricted Securities from and including the next day following each of (i) such 45-day period immediately following the occurrence of such Registration Default in the case of clause (i) above, (ii) such 150-day period immediately following the occurrence of such Registration Default in the case of clause (ii) above, (iii) such 180-day period immediately following the occurrence of such Registration Default in the case of clause (ii) above, or
(iv) such 150-day period immediately following the occurrence of such Registration Default in the case of clause (iv) above, in the case of each of the clauses (i) through (iv) in an amount equal to $.05 per week per $1,000 in principal amount or liquidation preference, as the case may be, of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues (determined on a daily basis).

         (3) The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount or liquidation preference, as the case may be, of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.40 per week per $1,000 in principal amount or liquidation preference, as the case may be, of Transfer Restricted Securities. All accrued liquidated damages shall be paid to Record Holders by the Company by wire transfer of immediately available funds or by federal funds check on each Damages Payment Date, as provided in the Indenture or the Certification of Designation, as the case may be. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of liquidated damages with respect to such Transfer Restricted Securities will cease.

         (b) If a Shelf Registration Statement is declared effective pursuant to the terms of this Registration Rights Agreements and if the Company fails to keep such Shelf Registration Statement continuously effective for the period required by this Registration Rights Agreement, then from such time as the Shelf Registration Statement is no longer effective until the earlier of (i) the date the Shelf Registration Statement is again deemed effective, (ii) the date that is the third anniversary of the Closing Date or (iii) the date as of which transfer restrictions are no longer applicable to any Transfer Restricted Security, in the case of each of clauses (i) through (iii) the Company hereby agrees to pay liquidated damages to each Holder of Transfer Restricted Securities in an amount equal to $.05 per week per $1,000 in principal amount or liquidation preference, as applicable, of the Nonregistered Securities (determined on a daily basis). The Company will be permitted to suspend use of the Prospectus that is part of any Shelf Registration Statement during certain periods of time and in certain circumstances relating to pending corporate developments and public filings with the Commission and similar events.

         (c) All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such Security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Security shall have been satisfied in full.


SECTION 5.    REGISTRATION PROCEDURES

         (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Company shall comply with all of the provisions of Section 5(c) below, shall use commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

              (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Registered Securities. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.


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

              (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Registration Rights Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Registered Securities to be issued in the Exchange Offer and (C) it is acquiring the Registered Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the Registered Securities to be acquired in the Exchange Offer
(1) could not under Commission policy as in effect on the date of this Registration Rights Agreement rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause
(i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Registered Securities obtained by such Holder in exchange for Nonregistered Securities acquired by such Holder directly from the Company.

              (iii) Prior to effectiveness of the Exchange Offer Registration Statement and if directed by the Initial Purchaser, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the

Registered Securities to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Registered Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Registered Securities received in the Exchange Offer.

         (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 6(e) below and shall use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

         (c) GENERAL PROVISIONS. In connection with any Registration Statement and any Prospectus required by this Registration Rights Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Securities by Broker-Dealers), the Company shall:

              (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Registration Rights Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Registration Rights Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

              (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

              (iii) advise the underwriter(s), if any, and Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

              (iv) furnish to each of the Holders and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five business days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof. A Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

              (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Holders and to the underwriter(s), if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders or underwriter(s), if any, reasonably may request;

              (vi) make available at reasonable times for inspection by the Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

              (vii) if requested by any Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

              (viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any.

              (ix) furnish to each Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

              (x) deliver to each Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

              (xi) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Registration Rights Agreement, all to such extent as may be requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Registration Rights Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

              (A) furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer and, if applicable, the effectiveness of the Shelf Registration Statement:

                   (1) a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in paragraphs (a), (b) and (d) of
              Section 9 of the Purchase Agreement and such other matters as such parties may reasonably request;

                   (2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company, which counsel may include in-house counsel, covering the matters set forth in paragraph (e) of Section 9 of the Purchase Agreement and such other matter as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Initial Purchasers' representatives and the Initial Purchasers' counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
              Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Registration Rights Agreement or the related Prospectus; and

                   (3) a customary comfort letter, dated as of the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9(j) of the Purchase Agreement, without exception;

              (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

              (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

         If at any time the representations and warranties of the Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

              (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; PROVIDED, HOWEVER, that neither the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

              (xiii) shall issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement, New Securities, having an aggregate principal amount equal to the aggregate liquidation value of Initial Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such New Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;

              (xiv) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

              (xv) use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (viii) above;

              (xvi) if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

              (xvii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depositary Trust Company;

              (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

              (xix) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

              (xx) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Registration Rights Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities so as to cause such Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents and all other forms required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

              (xxi) cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed (if any) if requested by the Holders of a majority in aggregate principal amount of Initial Securities or the managing underwriter(s), if any; and

              (xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and
    Section 15 of the Exchange Act.

         Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.


SECTION 6.    REGISTRATION EXPENSES

         (a) All expenses incident to the Company's performance of or compliance with this Registration Rights

Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Registered Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, and, subject to Section 6(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

         (b) In connection with any Registration Statement required by this Registration Rights Agreement, (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Paul, Hastings, Janofsky & Walker LLP or such other counsel as may be chosen by the Holders of a majority in principal amount or aggregate liquidation preference, as the case may be, of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 7.    INDEMNIFICATION

         (a) The Company agrees to severally indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a "CONTROLLING PERSON") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED HOLDER"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) (collectively, the "Losses") directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein.

         In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing (PROVIDED, that, the failure to give such notice shall not relieve the Company of its obligations pursuant to this Registration Rights Agreement). Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The

Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders of a majority of the outstanding principal amount or aggregate liquidation preference amount, as the case may be, of Transfer Restricted Securities. The Company shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any Loss by reason of any settlement of any action effected with the written consent of the Company. The Company shall not without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

         (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the officers, directors, partners, employees, representatives and agents of such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Transfer Restricted securities giving rise to such indemnification obligation.

         (c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 8(a) or Section 7(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from their sale of Transfer Restricted Securities or if such allocation is not permitted by applicable law, the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 7(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Senior Preferred Stock exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Senior Preferred Stock held by each of the Holders hereunder and not joint.


SECTION 8.    RULE 144A

         The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.


SECTION 9.    PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

         No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.


SECTION 10.   SELECTION OF UNDERWRITERS

         The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten

Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount or aggregate liquidation preference amount, as the case may be, of the Transfer Restricted Securities included in such offering; PROVIDED, that any such investment bankers and managers must be reasonably satisfactory to the Company.


SECTION 11.   MISCELLANEOUS

         (a) REMEDIES. The Company agrees that monetary damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Registration Rights Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) NO INCONSISTENT AGREEMENTS. The Company will not, on or after the date of this Registration Rights Agreement enter into any agreement with respect to the Securities that is inconsistent with the rights granted to the Holders in this Registration Rights Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to the Securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) ADJUSTMENTS AFFECTING THE SECURITIES. The Company will not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

         (d) AMENDMENTS AND WAIVERS. The provisions of this Registration Rights Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount or aggregate liquidation preference amount, as the case may be, of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount or aggregate liquidation preference amount, as the case may be, of Transfer Restricted Securities being tendered or registered.

         (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

              (i) if to a Holder, at the address set forth on the records of the Registrar under the Certificate of Designation or the Indenture, as the case may be, with a copy to the Registrar under the Certificate of Designation or the Indenture, as the case may be; and

              (ii) if to the Company:

                      EchoStar Communications Corporation
                      90 Inverness Circle East
                      Englewood, Colorado  80112

                      Telecopier No.: (303) 799-1675
                      Attention:  David K. Moskowitz, Esq.

                   With a copy to:

                      Friedlob Sanderson Raskin
                      Paulson & Tourtillott, LLC
                      1400 Glenarm Place, Third Floor
                      Denver, Colorado 80202

                      Telecopier No.: (303) 595-3159
                      Attention:  Herrick K. Lidstone, Jr., Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Certificate of Designation or the Indenture, as the case may be.

         (f) SUCCESSORS AND ASSIGNS. This Registration Rights Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, that this Registration Rights Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

         (g) COUNTERPARTS. This Registration Rights Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) HEADINGS. The headings in this Registration Rights Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) GOVERNING LAW. THIS REGISTRATION RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) ENTIRE AGREEMENT. This Registration Rights Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Registration Rights Agreement supersedes all


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

prior agreements and understandings between the parties with respect to such subject matter.




















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                                         -31-

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                       ECHOSTAR COMMUNICATIONS CORPORATION



                                       By:  ___________________________________
                                             Name:  David K. Moskowitz
                                             Title: Senior Vice President,
                                                    General Counsel and
                                                    Secretary



                                       DONALDSON, LUFKIN & JENRETTE SECURITIES
                                       CORPORATION
                                       Acting severally on behalf of themselves and the Initial Purchasers named above.

                                       By:  ___________________________________
                                             Name:
                                             Title:


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